Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 2 dated November 13, 2025 relating to the Common Shares, no par value, of Amarc Resources Ltd. shall be filed on behalf of the undersigned.

SUN VALLEY GOLD LLC By: /s/ Peter F. Palmedo
Name: Peter F. Palmedo
Title: Managing Member

PETER F. PALMEDO By: /s/ Peter F. Palmedo

PALMEDO HOLDINGS LLLP By: /s/ Peter F. Palmedo
Name: Peter F. Palmedo
Title: General Partner

SUN VALLEY GOLD MASTER FUND, LTD. By: /s/ Peter F. Palmedo
Name: Peter F. Palmedo
Title: Director